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                                                                 Exhibit 10.7.1

                                 FIRST AMENDMENT
                                     TO THE
           COMAIR HOLDINGS, INC. DEFERRED INCENTIVE COMPENSATION PLAN
           ----------------------------------------------------------


         Pursuant to the reserved power of amendment contained in Section 11.1 of the Comair Holdings, Inc. Deferred Incentive Compensation Plan (the "Plan"), the Plan is hereby amended effective as of March 31, 1996 in the following respects:

         1. Paragraph (a) of Section 4.1 is amended in its entirety to read as follows:

         (a) The Participant's share of Comair's deferred incentive compensation allocation determined by the Compensation Committee (if any). On a year-to-year basis, the Compensation Committee shall determine which Participants (if any) are eligible to receive deferred incentive compensation and in what amounts (if any).

         2. The first sentence of Section 11.1 is amended to read as follows:

         Comair reserves the right to amend or terminate the Plan in any manner that it deems advisable, by action of the Board or the Compensation Committee of the Board.

         3. Paragraph (e) of Section 2.1 is amended to read as follows:

         (e)  "BOARD" means the Board of Directors of Comair.

         IN WITNESS WHEREOF, Comair Holdings, Inc. has caused this First Amendment to be executed this 21st day of June, 1996.

                                    Comair Holdings, Inc.



                                    By:  /s/ David R. Mueller
                                         ____________________________________
                                         David R. Mueller,
                                         Chairman and Chief Executive Officer